      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 26, 2002

                                                      REGISTRATION NO. 333-
================================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   ----------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                   ----------

                              ENERGY PARTNERS, LTD.
             (Exact name of registrant as specified in its charter)

             DELAWARE                               72-1409562
(State or other jurisdiction of                  (I.R.S. Employer
 incorporation or organization)                 Identification No.)

                       201 ST. CHARLES AVENUE, SUITE 3400
                          NEW ORLEANS, LOUISIANA 70170
                                 (504) 569-1875
               (Address, including zip code, and telephone number,
                 including area code, of registrant's principal
                               executive offices)


                                  JOHN H. PEPER
                            EXECUTIVE VICE PRESIDENT,
                     GENERAL COUNSEL AND CORPORATE SECRETARY
                              ENERGY PARTNERS, LTD.
                       201 ST. CHARLES AVENUE, SUITE 3400
                          NEW ORLEANS, LOUISIANA 70170
                                 (504) 569-1875
       (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                   ----------

                          Copies of communications to:

                               JOHN SCHUSTER, ESQ.
                             CAHILL GORDON & REINDEL
                                 80 PINE STREET
                            NEW YORK, NEW YORK 10005
                                 (212) 701-3000

        Approximate date of commencement of proposed sale to the public:
    From time to time after the effective date of this Registration Statement

         If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                                   ----------


                         CALCULATION OF REGISTRATION FEE

=========================================================================================================================
                                                                       PROPOSED
                                                                       MAXIMUM        PROPOSED MAXIMUM        AMOUNT OF
     TITLE OF EACH CLASS OF SECURITIES TO BE         AMOUNT TO BE   OFFERING PRICE    AGGREGATE OFFERING    REGISTRATION
                   REGISTERED                         REGISTERED      PER SHARE             PRICE                FEE
=========================================================================================================================

Common stock, par value $0.01 per share                  9,067,983        $7.30(2)         $66,196,276         $6,090.06
                                                         Shares(1)
=========================================================================================================================


(1) The shares of common stock which may be offered by the selling securityholders pursuant to this registration statement include but are not limited to: (i) up to 4,000,000 shares of common stock issuable upon the exercise of warrants and (ii) up to 4,493,052 shares of common stock issuable upon the conversion of outstanding shares of Series D Exchangeable Convertible Preferred Stock. In accordance with Rule 416 of Regulation C under the Securities Act of 1933, this registration statement also covers any additional shares of common stock issued or issuable to the selling securityholders as a result of a stock split, stock dividend or similar transaction or by operation of anti-dilution provisions of the warrants and the Series D Exchangeable Convertible Preferred Stock.

(2) Estimated solely for the purpose of calculating the registration fee, and based, pursuant to Rule 457(c), on the average of the high and low prices of the Registrant's common stock as reported by the New York Stock Exchange on June 20, 2002, which date is within five business days prior to the initial filing date of this registration statement.

         THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

                              Subject to Completion
                               Dated June 26, 2002

PRELIMINARY PROSPECTUS

                                     [LOGO]




                        9,067,983 SHARES OF COMMON STOCK

                                   ----------

         This prospectus relates to 9,067,983 shares of our common stock that may be offered from time to time by some of our securityholders. These securityholders may include "affiliates," as defined in Rule 405 under the Securities Act of 1933, as amended. We issued, or may issue, these shares in connection with our acquisition of Hall-Houston Oil Company and related transactions. These shares of common stock include 574,931 shares issued at the time of the acquisition, up to 4,000,000 shares issuable upon exercise of outstanding warrants and up to 4,493,052 shares issuable upon conversion of our Series D exchangeable convertible preferred stock, both issued at the time of the acquisition. For a description of the warrants and Series D preferred stock, see the section entitled "Terms of the Warrants and Series D Preferred Stock."

         We expect that sales made pursuant to this prospectus will be made:

         o        in broker's transactions;

         o        in transactions directly with market makers; or

         o        in negotiated sales or otherwise.

         The selling securityholders will determine when they will sell their shares, and in all cases they will sell their shares at the current market price or at prices negotiated at the time of the sale. We will not receive any proceeds from these sales other than the exercise price payable to exercise the warrants.

         The brokers and dealers the selling securityholders utilize in selling these shares may receive compensation in the form of underwriting discounts, concessions or commissions from the sellers or purchasers of the shares. Any compensation may exceed customary commissions. The selling securityholders and the brokers and dealers they utilize may be deemed to be "underwriters" within the meaning of the securities laws, and any commissions received and any profits realized by them upon the sale of shares may be considered to be underwriting compensation.

         Our common stock is listed on the New York Stock Exchange under the symbol "EPL." On June 24, 2002, the last reported sale price of our common stock as reported on the New York Stock Exchange was $7.63 per share.

                                   ----------

   THIS INVESTMENT INVOLVES RISKS. SEE THE "RISK FACTORS" SECTION ON PAGE 1.

                                   ----------

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THE SELLING SECURITYHOLDERS MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                                   ----------

This prospectus is dated June 26, 2002.

                                TABLE OF CONTENTS


                                                                                                            PAGE
                                                                                                            ----

Risk Factors..................................................................................................1
Our Company...................................................................................................3
Use of Proceeds...............................................................................................3
Terms of the Warrants and the Series D Preferred Stock........................................................4
Selling Securityholders.......................................................................................5
Plan of Distribution..........................................................................................7
Legal Matters.................................................................................................8
Experts.......................................................................................................8
Where You Can Find More Information...........................................................................8

         No person is authorized to give any information or to make any representations other than those contained in this prospectus, and, if given or made, such information or representations must not be relied upon as having been authorized. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy such securities in any circumstance in which such offer or solicitation is unlawful. Neither the delivery of this prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in our affairs since the date hereof or that the information contained or incorporated by reference herein is correct as of any time subsequent to the date of this prospectus.

                           FORWARD LOOKING STATEMENTS

         All statements other than statements of historical fact contained in this prospectus, the documents incorporated by reference in this prospectus and other written or oral statements made by us or on our behalf, are forward-looking statements. When used herein, the words "anticipates," "expects," "believes," "goals," "intends," "plans," or "projects" and similar expressions are intended to identify forward-looking statements. It is important to note that forward-looking statements are based on a number of assumptions about future events and are subject to various risks, uncertainties and other factors that may cause our actual results to differ materially from the views, beliefs and estimates expressed or implied in such forward-looking statements. We refer you specifically to the section entitled "Risk Factors," as well as the disclosure contained in our latest annual report on Form 10-K and the other documents incorporated by reference herein. Although we believe that the assumptions on which any forward-looking statements in this prospectus and periodic reports filed by us are reasonable, no assurance can be given that such assumptions will prove correct. All forward-looking statements in this document are expressly qualified in their entirety by the cautionary statements in this paragraph.

                                  RISK FACTORS

         You should consider carefully the following factors, as well as those discussed elsewhere in this prospectus. In addition to the factors below, please refer to the disclosure contained in our latest annual report on Form 10-K for the fiscal year ended December 31, 2001. Please read "Items 1 & 2. Business and Properties -- Regulatory Matters" and "-- Additional Factors Affecting Business" in our latest annual report for these risk factors. Please also read "Where You Can Find More Information."

The market price of our common stock could be adversely affected by sales of substantial amounts of our common stock in the public markets.

         Our largest stockholders, Evercore Capital Partners L.P. and affiliates, Energy Income Fund, L.P. and Richard A. Bachmann, our chairman, president and chief executive officer, could sell a substantial number of shares of our common stock in the public market, either pursuant to exemptions afforded to affiliates under Rule 144 under the Securities Act or pursuant to an effective registration statement. Affiliates may sell under Rule 144 of the Securities Act the greater of 1% of the number of shares of common stock then outstanding and the average weekly trading volume of our common stock on the New York Stock Exchange during the four calendar weeks preceding the filing of a required notice of such sale. Such sales by our largest stockholders, sales by other securityholders or the perception that such sales might occur, could have a material adverse effect on the price of our common stock or could impair our ability to obtain capital through an offering of equity securities.

         Additionally, in connection with the acquisition of Hall-Houston, we issued warrants and Series D exchangeable convertible preferred stock that can be exchanged or exercised for a total of up to 8,493,052 shares of our common stock. See "Terms of the Warrants and the Series D Preferred Stock" for the terms of these securities. All of the common stock underlying the warrants and Series D preferred stock will be freely tradable upon resale pursuant to this prospectus. Also in the acquisition transactions, we entered into an earnout agreement which, depending on the performance of the oil and gas properties subject to the agreement, could obligate us to issue up to $40,000,000 market value of our common stock to the participants in the agreement, and such common stock is required to be publicly registered under the agreement.

The market price of our common stock has experienced substantial volatility and may continue to do so in the future.

         Since our initial public offering in November 2000 at a price of $15.00 per share, the trading price for our common stock on the New York Stock Exchange has declined to $7.63 as of June 24, 2002. The market price of our common stock may not exceed or even remain at current levels. The following factors may have an adverse impact on the market price of our common stock:

         o lack of success in our drilling activities, including exploratory drilling;

         o        fluctuations in oil and gas prices;

         o        market conditions for oil and gas stocks;

         o        market conditions generally;

         o        governmental regulation; and

         o        fluctuations in our operating results.

Provisions in our organizational documents and under Delaware law could delay or prevent a change in control of our company, which could adversely affect the market price of our common stock.

         The existence of some provisions in our organizational documents and under Delaware law could delay or prevent a change in control of our company, which could adversely affect the market price of our common stock. The provisions in our certificate of incorporation and bylaws that could delay or prevent an unsolicited change in control of our company include:

         o the board of directors' ability to issue shares of preferred stock and determine the terms of the preferred stock without securityholder approval; and

         o a prohibition on the right of securityholders to call meetings and a limitation on the right of securityholders to act by written consent and to present proposals or make nominations at securityholder meetings.

         In addition, Delaware law imposes some restrictions on mergers and other business combinations between us and any holder of 15% or more of our outstanding common stock. Evercore is generally exempted from these provisions.

                                   OUR COMPANY

         We are an independent oil and natural gas exploration and production company concentrated in the shallow to moderate depth waters of the central region of the Gulf of Mexico Shelf. We have focused on the Central Gulf of Mexico Shelf area because that area provides us with favorable geologic and economic conditions, including multiple reservoir formations, regional economies of scale, extensive infrastructure and comprehensive geologic databases. We believe that this region offers a balanced and ample array of existing and prospective exploration, exploitation and development opportunities in both established productive horizons and deeper geologic formations. As of December 31, 2001, we had estimated proved reserves of approximately 61.8 billion cubic feet of natural gas and 25.5 million barrels of oil, or an aggregate of approximately 35.8 million barrels of oil equivalent. Giving effect to the January 2002 Hall-Houston acquisition as if the two companies were combined on December 31, 2001, our pro forma estimated proved reserves would have been approximately 45.2 million barrels of oil equivalent, 43% of which would have been natural gas.

         Since our incorporation in January 1998 by Richard A. Bachmann, our founder, chairman, president and chief executive officer, we have assembled a team of geoscientists and management professionals with considerable region-specific geological, geophysical, technical and operational experience. We have grown through a combination of multi-year, multi-well drill to earn programs, strategic acquisitions of interests in mature oil and gas fields and, most recently, the acquisition of Hall-Houston Oil Company. The acquisition of Hall-Houston strengthened our management team, expanded our property base and reduced our property concentration. It also expanded our portfolio of exploration opportunities and our technical knowledge base. The acquisition moved us to a more balanced natural gas and oil production profile and has added 12 offshore exploratory blocks to complement our development and drill to earn portfolio.

         Our strategy is to grow our reserves and production through a balanced investment program including low risk exploitation and development activities in and around our existing fields and moderate risk exploration activities in the shallow to moderate depth waters of the central region of the Gulf of Mexico Shelf. A limited amount of our exploration budget each year will be allocated to high risk, high potential exploration prospects in this region.

         Our principal executive offices are located at 201 St. Charles Avenue, Suite 3400, New Orleans, Louisiana 70170. Our telephone number is (504) 569-1875. We also maintain a web site at www.eplweb.com which contains information about us. Our web site and the information contained in it and connected to it shall not be deemed incorporated by reference into this prospectus.

                                 USE OF PROCEEDS

         We will not receive any of the proceeds from the offer and sale of the shares of our common stock by the selling securityholders. However, since some of these shares are issuable upon the exercise of warrants, we will receive proceeds from the exercise of these warrants, and will use such proceeds for general corporate purposes.

             TERMS OF THE WARRANTS AND THE SERIES D PREFERRED STOCK

WARRANTS

         In connection with our acquisition of Hall-Houston we issued 4,000,000 warrants, 1,000,000 of which are exercisable at $9.00 per share and 3,000,000 of which are exercisable at $11.00 per share. The warrants are not exercisable until January 15, 2003. The warrants expire in 2007.

SERIES D PREFERRED STOCK

         In connection with our acquisition of Hall-Houston we issued $38,370,662.31 liquidation preference of Series D exchangeable convertible preferred stock.

         The Series D preferred stock:

         o pays semi-annual dividends at annual rates increasing over time from 7% to 10%;

         o pays dividends in cash from the issue date until December 31, 2005, in cash or in additional shares of Series D preferred stock (at our option) after December 31, 2005 and on or before December 31, 2008, and in cash again from January 1, 2009 forward;

         o is convertible into our common stock at a conversion price of $8.54 per share, and therefore is convertible in the aggregate into 4,493,052 shares of our common stock;

         o        is redeemable at our option beginning in 2005;

         o is exchangeable (at our option) for convertible subordinated debt securities with similar economic terms and a seven year maturity in an aggregate principal amount equal to the liquidation preference of such preferred stock; and

         o        is not mandatorily redeemable.

                             SELLING SECURITYHOLDERS

         We have filed a registration statement, of which this prospectus forms a part, in order to permit the selling securityholders or their transferees to resell to the public up to 9,067,983 shares of our common stock, of which up to 4,000,000 shares are issuable upon exercise of outstanding warrants and up to 4,493,052 shares are issuable upon the conversion of our Series D preferred stock. We issued the common stock, the warrants and the Series D preferred stock on January 15, 2002 to Hall-Houston common and preferred shareholders, debtholders and affiliated holders of oil and gas interests in connection with our acquisition of Hall-Houston.

         The selling securityholders may include some of our officers and a director. We do not know whether any of the selling securityholders will use this prospectus in connection with the offer or sale of any shares of our common stock or, if this prospectus is so used, how many shares of our common stock will be offered or sold. As used in this prospectus, selling securityholders will refer to the securityholders set forth below, along with any pledgees, donees, transferees or others who may later hold the selling securityholders' interests. In addition, upon our being notified by a selling securityholder that a pledgee, donee, transferee or other successor-in-interest intends to sell our common stock, we will file a supplement to this prospectus as required by law.

         The table below sets forth with respect to the selling securityholders, based upon information available to us as of June 25, 2002, the number of shares of common stock beneficially owned, the number of shares of our common stock which may be offered by this prospectus and the number and percentage of outstanding common stock that will be owned assuming the sale of all of the registered shares of our common stock under this prospectus. The shares offered by this prospectus may be sold by selling securityholders from time to time. The number of shares, if any, offered by each selling securityholder and the corresponding number of shares beneficially owned by each selling securityholder after each sale will vary depending upon the terms of the individual sales. Beneficial ownership is determined in accordance with Securities and Exchange Commission rules and generally includes voting or investment power with respect to securities. Shares of our common stock that are issuable upon the exercise of outstanding options, warrants, conversion of preferred stock or exercise of other purchase rights are treated as outstanding for purposes of such selling securityholder's ownership, to the extent exercisable or convertible within sixty days of the date of this prospectus, except for our common stock registered under this prospectus underlying the warrants and Series D preferred stock, all of which is treated as outstanding.


                                              Shares Beneficially Owned          Number of       Shares Beneficially Owned
                                                Prior to the Offering             Shares               After Offering
                                            ------------------------------     Which May Be     ------------------------------
Name                                           Number        Percent(1)           Offered           Number         Percent(1)
----                                        -------------    -------------     -------------    -------------    -------------
Candies Family
   Investments LLC(2)                           2,192,610        7.4%              2,192,610             --               --
Gary L. Hall(3)                                 1,633,396        5.6%              1,633,396             --               --
George Strait(4)                                  530,572        1.9%                530,572             --               --
Wayne P. Hall(5)                                  373,765        1.3%                373,765             --               --
Bruce R. Sidner(6)                                342,224        1.2%                342,224             --               --
Hook Investments
   LLC(7)                                         335,180        1.2%                335,180             --               --
Frank's Casing Crew & Rental
   Tools, Inc.(8)                                 329,057        1.2%                329,057             --               --
109 selling stockholders, each of               3,331,179       10.8%              3,331,179             --               --
   whom beneficially owns less
   than 1% of the outstanding
   common stock prior to this
   offering(9)
All selling stockholders, as a
   group                                        9,067,983       24.8%              9,067,983             --               --

----------

(1) Percentage ownership of a holder or class of holders is calculated by dividing (1) the number of shares of common stock whose beneficial ownership is attributed to such holder or class of holders, as the case may be, by (2) the total number of shares of common stock outstanding plus the total number of shares of common stock underlying options exercisable within sixty days of the date of this prospectus, warrants and Series D preferred stock held by such holder or class of holders, as the case may be, but not common stock underlying such securities held by any other person.

(2) Consists of 1,440,499 shares of common stock underlying the Series D preferred stock and 82,680 shares of common stock to be received from the Hall-Houston Oil Company 2000 Exploration and Development Facility Overriding Royalty Trust, or 2000 override trust. Also includes an aggregate of 669,431 shares of common stock underlying the Series D preferred stock and warrants and common stock to be received from the Hall-Houston 1996 Exploration and Development Facility Overriding Royalty Trust, or 1996 override trust, and the 2000 override trust by entities affiliated with Candies Family Investments LLC.

(3) Consists of 195,284 shares of common stock underlying warrants, 1,202 shares of common stock to be received from the Hall-Houston Oil Company Employee Royalty Trust, or employee royalty trust, and 105,842 shares of common stock underlying the warrants to be received from the employee royalty trust. Also includes an aggregate of 45,992 shares of common stock underlying Series D preferred stock and common stock to be received from the 1996 override trust and the 2000 override trust jointly held by Gary L. Hall and his wife and individually by his wife and individually by his youngest son. Includes an aggregate of 1,285,076 shares of common stock underlying Series D preferred stock and warrants and common stock to be received from the 1996 override trust and the 2000 override trust held by entities which Gary L. Hall, together with members of his immediate family in certain instances, controls. Excludes an aggregate of 1,564,961 shares of common stock held for all persons other than Gary L. Hall, certain members of his immediate family and affiliated entities, by the 1996 override trust, the 2000 override trust, the employee royalty trust and the Hall-Houston Oil Company 401K Profit Sharing Plan and Trust, or 401K Plan, for each of which Gary L. Hall serves as a trustee. Also excludes 200,000 shares of common stock underlying options granted on January 15, 2002 at an exercise price equal to $7.98 per share. One-third of the options will vest on January 15, 2003, one-third will vest on January 15, 2004 and the remaining one-third will vest on January 15, 2005.

(4) Consists of 469,295 shares of common stock underlying the Series D preferred stock and an aggregate of 61,277 shares of common stock to be received from the 1996 override trust and the 2000 override trust.

(5) Consists of 5,972 shares of common stock underlying the Series D preferred stock, 195,535 shares of common stock underlying the warrants, an aggregate of 4,878 shares of common stock to be received from the 1996 override trust, the 2000 override trust and the employee royalty trust and an aggregate of 80,337 shares of common stock underlying the warrants to be received from the employee royalty trust and the 401K Plan. Also includes an aggregate of 17,795 shares of common stock underlying Series D preferred stock and warrants and common stock to be received from the 1996 override trust and the 2000 override trust held individually by his wife and individually by his daughter. Includes 69,248 shares of common stock underlying warrants held by an entity which Wayne P. Hall, together with members of his immediate family controls. Excludes an aggregate of 1,623,373 shares of common stock held for all persons other than Wayne P. Hall and certain members of his immediate family by the 1996 override trust, the 2000 override trust, the employee royalty trust and the 401K Plan, for each of which Wayne P. Hall serves as a trustee.

(6) Consists of 17,348 shares of common stock underlying the Series D preferred stock, 209,852 shares of common stock underlying the warrants, an aggregate of 6,752 shares of common stock to be received from the 1996 override trust, the 2000 override trust and the employee royalty trust and an aggregate of 102,068 shares of common stock underlying the warrants to be received from the employee royalty trust and the 401K Plan. Also includes an aggregate of 6,204 shares of common stock underlying the Series D preferred stock and common stock to be received from the 2000 override trust by trusts for the benefit of Mr. Sidner's minor children, of which Mr. Sidner serves as a trustee. Excludes 100,000 shares of common stock underlying options granted on January 15, 2002 at an exercise price equal to $7.98 per share. One-third of the options will vest on January 15, 2003, one-third will vest on January 15, 2004 and the remaining one-third will vest on January 15, 2005.

(7) Consists of 306,942 shares of common stock underlying the Series D preferred stock and an aggregate of 28,238 shares of common stock to be received from the 1996 override trust and the 2000 override trust.

(8) Consists of 119,438 shares of common stock underlying the Series D preferred stock, 173,813 shares of common stock underlying the warrants and an aggregate of 35,806 shares of common stock to be received from the 1996 override trust and the 2000 override trust.

(9) Excludes an aggregate of 2,093,746 shares of common stock which are held by persons or entities whose ownership is attributed to the persons individually named in this table, underlying Series D preferred stock or warrants held by such persons or entities or common stock to be received by such persons or entities from the 1996 override trust and the 2000 override trust.

                              PLAN OF DISTRIBUTION

         Except for the employee royalty trust, which has advised us that it intends to dispose 11,352 shares of our common stock as soon as practicable, the selling securityholders have not advised us of any specific plan for distribution of the shares offered hereby, but it is anticipated that the shares will be sold from time to time by the selling securityholders or by permitted pledgees, donees, transferees or other permitted successors in interest. Such sales may be made in any of the following manners:

         o on the New York Stock Exchange in transactions pursuant to and in accordance with the rules of such exchange;

         o        in the over-the-counter market;

         o        in public or privately negotiated transactions;

         o        in transactions involving principals or brokers;

         o        in a combination of such methods of sale; or

         o        any other lawful methods.

         Although sales of the shares are, in general, expected to be made at market prices prevailing at the time of sale, the shares may also be sold at prices related to such prevailing market prices or at negotiated prices, which may differ considerably.

         In offering the shares covered by this prospectus, each of the selling securityholders and any broker-dealers who sell the shares for the selling securityholders may be "underwriters" within the meaning of the Securities Act of 1933, and any profits realized by such selling securityholders and the compensation of such broker-dealers may be underwriting discounts and commissions.

         Sales through brokers may be made by any method of trading authorized by any stock exchange or market on which the shares may be listed, including block trading in negotiated transactions. Without limiting the foregoing, such brokers may act as dealers by purchasing any or all of the shares covered by this prospectus, either as agents for others or as principals for their own accounts, and reselling such shares pursuant to this prospectus. The selling securityholders may effect such transactions directly, or indirectly through underwriters, broker-dealers or agents acting on their behalf. In connection with such sales, such broker-dealers or agents may receive compensation in the form of commissions, concessions, allowances or discounts, any or all of which might be in excess of customary amounts.

         Each of the selling securityholders is acting independently of us in making decisions with respect to the timing, manner and size of each sale of shares, except for the 1996 override trust and the 2000 override trust, the employee royalty trust and the 401K Plan, which are controlled by certain of our executive officers. We have not been advised of any definitive selling arrangement at the date of this prospectus between any selling securityholder and any broker-dealer or agent.

         To the extent required, the names of any agents, broker-dealers or underwriters and applicable commissions, concessions, allowances or discounts, and any other required information with respect to any particular offer of the shares by the selling securityholders, will be set forth in a prospectus supplement.

         The expenses of preparing and filing this prospectus and the related registration statement with the Securities and Exchange Commission will be paid entirely by us. Shares of common stock covered by this prospectus also may qualify to be sold pursuant to Rule 144 under the Securities Act of 1933, rather than pursuant to this prospectus. The selling securityholders have been advised that they are subject to the applicable provisions of the Securities Exchange Act of 1934, as amended, including, without limitation, Rule 10b-5 thereunder.

         Neither we nor the selling securityholders can estimate at the present time the amount of commissions or discounts, if any, that will be paid by the selling securityholders on account of their sales of the shares from time to time.

                                  LEGAL MATTERS

         The validity of our common shares offered hereby will be passed upon for us by Cahill Gordon & Reindel, New York, New York.

                                     EXPERTS

         The consolidated financial statements of Energy Partners, Ltd. as of December 31, 2001 and 2000, and for each of the years in the three-year period ended December 31, 2001, have been incorporated by reference herein and in the registration statement in reliance upon the reports of KPMG LLP, independent accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The audit report covering the December 31, 2001, financial statements refers to a change in the method of accounting for derivative instruments and hedging activities.

         The consolidated financial statements of Hall-Houston Oil Company as of December 31, 2001 and 2000, and for each of the years in the three-year period ended December 31, 2001, have been incorporated by reference herein and in the registration statement in reliance upon the reports of KPMG LLP, independent accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The audit report covering the December 31, 2001, financial statements refers to a change in the method of accounting for derivative instruments.

                       WHERE YOU CAN FIND MORE INFORMATION

         We have filed with the Commission under the Securities Act a registration statement on Form S-3 with respect to the common stock offered by this prospectus. This prospectus, which constitutes part of the registration statement, does not contain all the information set forth in the registration statement or the exhibits that are part of the registration statement, portions of which are omitted as permitted by the rules and regulations of the Commission. Statements made in this prospectus regarding the contents of any contract or other document are summaries of the material terms of the contract or document. With respect to each contract or document filed as an exhibit to the registration statement, reference is made to the corresponding exhibit. For further information pertaining to us and the common stock offered by this prospectus, reference is made to the registration statement, including the exhibits to the prospectus, copies of which may be inspected without charge at the public reference facilities of the Commission at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549. Copies of all or any portion of the registration statement may be obtained from the Commission at prescribed rates. Information on the public reference facilities may be obtained by calling the Commission at 1-800-SEC-0330. In addition, the Commission maintains a web site that contains reports, proxy and information statements and other information that is filed through the Commission's EDGAR System. The web site can be accessed at www.sec.gov. Our common stock is listed on the New York Stock Exchange, and reports, proxy statements and other information concerning us can be inspected at the offices of the Exchange at 20 Broad Street, New York, New York 10005.

         We "incorporate by reference" information that we file with the Commission, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus and more recent information automatically updates and supersedes more dated information contained or incorporated by reference in this prospectus. Our Commission file number is 001-16179.

         We have previously filed the following documents with the Commission and incorporate them by reference into this prospectus:

         o our annual report on Form 10-K for the fiscal year ended December 31, 2001;

         o our quarterly report on Form 10-Q for the fiscal quarter ended March 31, 2002;

         o our current report on Form 8-K filed on January 22, 2002, as amended March 28, 2002; and

         o the description of our common stock contained in our registration statement on Form 8-A filed October 17, 2000.

         All documents subsequently filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference and a part of this prospectus from the date such documents are filed. Also, all such documents filed by us after the date of the initial registration statement of which this prospectus forms a part and prior to effectiveness of the registration statement shall also be deemed incorporated by reference and a part of this prospectus from the date such documents are filed.

         We will provide without charge to each person, including any beneficial owner, to whom a copy of this prospectus has been delivered, on the written or oral request of such person, a copy of any or all documents referred to above which have been or may be incorporated by reference in this prospectus (not including exhibits to such incorporated information that are not specifically incorporated by reference into such information). Requests for such copies should be directed to us at the following address: Energy Partners, Ltd., 201 St. Charles Avenue, Suite 3400, New Orleans, Louisiana 70170, Attention:
Corporate Secretary, telephone number: (504) 569-1875.

================================================================================






                                     [LOGO]












                            -------------------------

                                   PROSPECTUS

                            -------------------------

















                        9,067,983 SHARES OF COMMON STOCK






                                  JUNE 26, 2002


================================================================================

                PART II. INFORMATION NOT REQUIRED IN PROSPECTUS.

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

         Energy Partners, Ltd. ("EPL") estimates that expenses in connection with the distribution described in this registration statement will be as shown below. All expenses incurred with respect to the distribution, except for fees of counsel, if any, retained individually by the selling securityholders and any discounts or commissions payable with respect to sales of the shares, will be paid by EPL.


         SEC registration fee.....................................          $ 6,090
         Printing expenses........................................           15,000
         Accounting fees and expenses.............................           20,000
         Legal fees and expenses..................................           20,000
         Miscellaneous............................................           10,000
                                                                            -------
         Total....................................................          $71,090
                                                                            =======

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

General Corporation Law

         EPL is incorporated under the laws of the State of Delaware. Section 145 ("Section 145") of the General Corporation Law of the State of Delaware (the "DGCL") as the same exists or may hereafter be amended, inter alia, provides that a Delaware corporation may indemnify any persons who were, are or are threatened to be made parties to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was unlawful. A Delaware corporation may indemnify any persons who are, were or are threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation by reasons of the fact that such person was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests, provided further that no indemnification is permitted without judicial approval if the officer, director, employee or agent is adjudged to be liable to the corporation. Where a present or former director or officer is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which such director or officer has actually and reasonably incurred. Section 145 further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other enterprise, against any liability asserted against him and incurred by him in any such capacity, arising out of his status as such, whether or not the corporation would have the power to indemnify him under Section 145.

Certificate of Incorporation

         EPL's certificate of incorporation and bylaws provide for the indemnification of directors, officers, employees and agents to the fullest extent permitted by the DGCL. All of EPL's directors and officers will be covered by insurance policies maintained by EPL against some liabilities for actions taken in their capacities as such, including liabilities under the Securities Act.

ITEM 16. EXHIBITS.

         The exhibits to this registration statement are listed in the Exhibit Index on page II-5 of this registration statement, which index is incorporated herein by reference.

ITEM 17. UNDERTAKINGS.

         The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: (i) to include any prospectus required by section 10(a)(3) of the Securities Act; (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs
                  (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to section 13 or 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (4) That, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New Orleans, State of Louisiana, on June 26, 2002.

                                       ENERGY PARTNERS, LTD.


                                       By: /s/ Richard A. Bachmann
                                           -------------------------------------
                                           Richard A. Bachmann
                                           Chairman, President and Chief
                                           Executive Officer


         KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned hereby constitutes and appoints Richard A. Bachmann and John H. Peper, or either of them, his attorneys-in-fact and agents, each with full power of substitution and resubstitution for him in any and all capacities, to sign any or all amendments or post-effective amendments to this registration statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Commission, granting unto each of such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary in connection with such matters and hereby ratifying and confirming all that each of such attorneys-in-fact and agents or his or her substitute or substitutes may do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the date indicated.


                 SIGNATURE                                        TITLE                                 DATE
                 ---------                                        -----                                 ----

/s/ Richard A. Bachmann                          Chairman, President and Chief Executive             June 26, 2002
----------------------------------------          Officer (Principal Executive Officer)
         Richard A. Bachmann

/s/ Suzanne V. Baer                             Executive Vice President and Chief Financial         June 26, 2002
----------------------------------------        Officer (Principal Financial and Accounting
         Suzanne V. Baer                                         Officer)


/s/ Austin M. Beutner                                            Director                            June 26, 2002
----------------------------------------
         Austin M. Beutner

/s/ John C. Bumgarner, Jr.                                       Director                            June 26, 2002
----------------------------------------
         John C. Bumgarner, Jr.

/s/ Harold D. Carter                                             Director                            June 26, 2002
----------------------------------------
         Harold D. Carter

/s/ Robert D. Gershen                                            Director                            June 26, 2002
----------------------------------------
         Robert D. Gershen

/s/ Gary L. Hall                                                 Director                            June 26, 2002
----------------------------------------
         Gary L. Hall


                 SIGNATURE                                        TITLE                                 DATE
                 ---------                                        -----                                 ----

/s/ William O. Hiltz                                             Director                            June 26, 2002
----------------------------------------
         William O. Hiltz

/s/ Eamon M. Kelly                                               Director                            June 26, 2002
----------------------------------------
         Eamon M. Kelly

/s/ John G. Phillips                                             Director                            June 26, 2002
----------------------------------------
         John G. Phillips

                                  EXHIBIT INDEX


    EXHIBIT NO.            EXHIBIT
    ----------             -------

      4.1                  Stockholder Agreement dated as of November 17, 1999
                           (incorporated herein by reference to Amendment No. 1 to the Form S-1 Registration Statement (No.
                           333-42876) of the Registrant filed with the Commission on September 21, 2000).

      4.2 Form of First Amendment to Stockholder Agreement dated as of September 29, 2000 (incorporated herein by reference to Amendment No. 1 to the Form S-1
                           Registration Statement (No. 333-42876) of the
                           Registrant filed with the Commission on September 21,
                           2000).

      4.3                  Second Amendment to Stockholder Agreement dated as of
                           January 15, 2002 (incorporated herein by reference to the Form 8-K of the Registrant filed with the Commission on January 22, 2002).

      4.4                  Principal Shareholder Voting Agreement among Energy
                           Partners, Ltd., Evercore Capital Partners L.P.,
                           Evercore Capital Partners (NQ) L.P., Evercore
                           Co-Investment Partnership L.P., Evercore Capital
                           Offshore Partners L.P., Energy Income Fund, L.P. and
                           Richard A. Bachmann (incorporated herein by reference to the Form 8-K of the Registrant filed with the Commission on January 22, 2002).

      4.5                  Registration Rights Agreement by and between Energy
                           Partners, Ltd., Evercore Capital Partners L.P.,
                           Evercore Capital Partners (NQ) L.P., Evercore Capital
                           Offshore Partners L.P., Energy Income Fund L.P. and the Individual Shareholders of the Registrant signatories thereto dated as of November 17, 1999
                           (incorporated herein by reference to Amendment No. 1 to the Form S-1 Registration Statement (No.
                           333-42876) of the Registrant filed with the Commission on September 21, 2000).

      4.6                  Registration Rights Agreement by and between Energy
                           Partners, Ltd. and Hall-Houston Oil Company dated as of December 16, 2001 (incorporated herein by reference to the Form 8-K of the Registrant filed with the Commission on December 20, 2001).

      5.1 Opinion of Cahill Gordon & Reindel regarding the legality of the securities being registered.

     23.1 Consent of KPMG LLP, relating to financial statements of the Registrant.

     23.2 Consent of KPMG LLP, relating to financial statements of Hall-Houston Oil Company.

     23.3                  Consent of Cahill Gordon & Reindel (included in
                           Exhibit 5.1).

     24.1 Powers of Attorney authorizing execution of Registration Statement on Form S-3 on behalf of certain officers and directors of Energy Partners, Ltd. (included on the signature page to this registration statement).